Exhibit 99.2

COTCO LUMINANT DEVICE LIMITED
華剛光電零件有限公司

Report and Consolidated Financial Statements
For the period from April 1, 2006 to March 30, 2007

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

REPORT AND FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 1, 2006 TO MARCH 30, 2007

CONTENTS	PAGE(S)

INDEPENDENT AUDITORS' REPORT	1

CONSOLIDATED INCOME STATEMENT	2

CONSOLIDATED BALANCE SHEET	3

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY	4

CONSOLIDATED CASH FLOW STATEMENT	5 & 6

NOTES TO THE FINANCIAL STATEMENTS	7 - 27

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF COTCO LUMINANT DEVICE LIMITED
華剛光電零件有限公司
(incorporated in Hong Kong with limited liability)

We have audited the accompanying consolidated balance sheet of Cotco Luminant Device Limited and its subsidiaries (the "Company") as at March 30, 2007 and the related consolidated statement of income, changes in equity, and cash flows for the period from April 1, 2006 to March 30, 2007, all expressed in Hong Kong dollars.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The comparative financial statements related to the year ended March 31, 2006, as required in Hong Kong Accounting Standard 1, "Presentation of Financial Statements" are not presented.  In our opinion, disclosure of such information is required under Hong Kong Financial Reporting Standards.

In our opinion, except for the omission of the financial statements as discussed in the preceding paragraph, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at March 30, 2007 and the results of its operations and its cash flows for the period from April 1, 2006 to March 30, 2007 in conformity with Hong Kong Financial Reporting Standards.

Hong Kong Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America.  The application of the latter would have affected the determination of profit for the period from April 1, 2006 to March 30, 2007 and the determination of equity and financial position at March 30, 2007, to the extent summarized in note 21.

/s/ Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong, June 29, 2007

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

CONSOLIDATED INCOME STATEMENT
FOR THE PERIOD FROM APRIL 1, 2006 TO MARCH 30, 2007

	NOTES	HK$
Continuing operations

Turnover	5	713,265,662
Cost of sales		(447,065,542)

Gross profit		266,200,120
Other income		1,739,716
Selling expenses		(9,260,679)
Administrative expenses		(41,584,608)
Finance costs		(30,656,517)

Profit before taxation		186,438,032
Taxation	6	(38,935,401)

Profit for the period from continuing operations		147,502,631

Discontinued operations

Profit for the period from discontinued operations	7	11,903,917

Profit for the period	8	159,406,548

Interim dividend paid		4,900,000

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

CONSOLIDATED BALANCE SHEET
AT MARCH 30, 2007

	NOTES	HK$
Non-current assets
Property, plant and equipment	9	224,178,665
Royalty prepayment	10	-
Product development expenditure	11	-

		224,178,665

Current assets
Inventories	12	136,880,920
Debtors, deposits and prepayments		160,934,059
Bank balances and cash		8,674,983

		306,489,962

Current liabilities
Creditors and accrued charges		84,926,588
Amount due to Cree, Inc.		6,641,108
Taxation payable		36,922,309

		128,490,005

Net current assets		177,999,957

Total assets less current liabilities		402,178,622

Non-current liabilities
Deferred taxation	15	-

Net assets		402,178,622

Capital and reserves
Share capital	16	20,000,000
Reserves		382,178,622

Shareholders' funds		402,178,622

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE PERIOD FROM APRIL 1, 2006 TO MARCH 30, 2007

	Share	Translation	Accumulated
	capital	reserve	profits	Total
	HK$	HK$	HK$	HK$

At April 1, 2006	20,000,000	2,394,133	218,456,103	240,850,236

Release of translation reserve upon disposal of subsidiaries	-	(737,910)	-	(737,910)
Release of translation reserve upon discontinued operations	-	1,750,425	-	1,750,425
Exchange difference arising on translation of foreign operations outside Hong Kong	-	5,809,323	-	5,809,323
Profit for the period	-	-	159,406,548	159,406,548

Total recognised income and expense for the period	-	6,821,838	159,406,548	166,228,386

Sub-total	20,000,000	9,215,971	377,862,651	407,078,622
Interim dividend paid	-	-	(4,900,000)	(4,900,000)

At March 30, 2007	20,000,000	9,215,971	372,962,651	402,178,622

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

CONSOLIDATED CASH FLOW STATEMENT
FOR THE PERIOD FROM APRIL 1, 2006 TO MARCH 30, 2007

	NOTE	HK$
Cash flows from operating activities
Profit before taxation (including discontinued operations)		195,107,779
Adjustments for:
Allowance for bad debt		588,991
Amortisation of product development expenditure		6,866,508
Amortisation of royalty prepayment		1,800,000
Depreciation of property, plant and equipment		35,332,224
Loss on liquidation/disposal of subsidiaries		375,049
Loss on disposal of property, plant and equipment		672,973
Gain on disposal of available-for-sale investment		(794,810)
Interest income		(1,600,964)
Interest expenses		42,616,416

Operating cash flows before movements in working capital		280,964,166
Decrease in inventories		84,567,902
Decrease in debtors, deposits and prepayments		190,967,448
Increase in amount due to COTCO Holdings Limited		106,787
Decrease in amount due from a related company		2,242,954
Decrease in creditors and accrued charges		(30,724,311)
Increase in amounts due to subsidiaries of COTCO Holdings Limited		57,286,799
Decrease in amounts due to related companies		(610,137)
Increase in amount due to Cree, Inc.		6,641,108
Decrease in bills payable		(3,173,838)

Net cash generated from operations		588,268,878
Tax paid		(13,181,408)
Tax refund		1,361,386

Net cash from operating activities		576,448,856

Cash flows from investing activities
Proceeds from disposal of available-for-sale investment		7,972,205
Interest received		1,600,964
Proceeds from disposal of property, plant and equipment		113,907
Purchase of property, plant and equipment		(80,795,512)
Product development expenditure incurred		(4,003,500)
Cash outflow arising on liquidation/disposal of subsidiaries	17	(2,158)

Net cash used in investing activities		(75,114,094)

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

HK$
Cash flows from financing activities
New bank loans raised	425,901,462
Repayments of bank loans	(777,495,263)
Repayments of finance leases	(62,750,832)
Interest paid	(42,616,416)
Net cash outflow from trust receipt loans	(41,799,479)
Dividend paid	(4,900,000)

Net cash used in financing activities	(503,660,528)

Decrease in cash and cash equivalents	(2,325,766)
Cash and cash equivalents at beginning of the period	10,764,458
Effect of foreign exchange rate change	236,291

Cash and cash equivalents at end of the period, representing bank balances and cash	8,674,983

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 1, 2006 TO MARCH 30, 2007

1.	GENERAL

The Company is a private limited company incorporated in Hong Kong.  The ownership interest in the Company was transferred to Cree, Inc. at close of business of March 30, 2007, as a result of Cree, Inc. acquiring all the shares of the Company from COTCO Holdings Limited.

The Company is engaged in the manufacture of and trading in LED products.  It also acts as an holding company with operating subsidiaries in the People's Republic of China (the "PRC") which are engaged in the manufacture of LED products and operating subsidiaries in Hong Kong and Japan which are engaged in the trading in LED products.  The address of the registered office and principal place of business of the Company is 6/F, Photonics Centre, No. 2, Science Park East Avenue, Hong Kong Science Park, Pak Shek Kok, Tai Po, Hong Kong.

The financial statements are presented in Hong Kong dollars which is the same as the functional currency of the Company.

Purpose of consolidated financial statements

These consolidated financial statements have been prepared for the special purpose of filing with the United States Securities and Exchange Commission in compliance with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934.  This filing requirement is based on the Company being a significant business acquired by Cree, Inc., a company incorporated under the laws of the State of North Carolina in the United States of America.

The consolidated financial statements cover the period from April 1, 2006 to March 30, 2007 which is less than twelve months because these have been prepared only for the purpose of filing with the United States Securities and Exchange Commission as explained above.

In view of the purpose for which the consolidated financial statements have been prepared, comparative financial statements have not been presented.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

2.	APPLICATION OF NEW AND REVISED ACCOUNTING PRONOUNCEMENTS

In the current period, the Company has applied, for the first time, a number of new standard, amendments and interpretations ("new HKFRSs") issued by the Hong Kong Institute of Certified Public Accountants ("HKICPA"), which are either effective for accounting periods beginning on or after December 31, 2005 or January 1, 2006.  The adoption of the new HKFRSs had no material effect on how the results for the current or prior accounting periods have been prepared and presented.  Accordingly, no prior period adjustment has been required.

The Company has not early applied the following new standards, amendments or interpretations ("INT") that have been issued but are not yet effective.  The directors of the Company anticipate that the application of these standards, amendments or INT will have no material impact on the results and the financial position of the Company.

HKAS 1 (Amendment)	Capital disclosures [1]
HKFRS 7	Financial instruments: Disclosures [1]
HKFRS 8	Operating segments [2]
HK(IFRIC) - INT 7	Applying the restatement approach under HKAS 29
Financial Reporting in Hyperinflationary Economies [3]
HK(IFRIC) - INT 8	Scope of HKFRS 2 [4]
HK(IFRIC) - INT 9	Reassessment of embedded derivatives [5]
HK(IFRIC) - INT 10	Interim financial reporting and impairment [6]
HK(IFRIC) - INT 11	HKFRS 2 - Group and treasury share transactions [7]
HK(IFRIC) - INT 12	Service concession arrangements [8]

1      Effective for annual periods beginning on or after January 1, 2007.
2      Effective for annual periods beginning on or after January 1. 2009.
3      Effective for annual periods beginning on or after March 1, 2006.
4      Effective for annual periods beginning on or after May 1, 2006.
5      Effective for annual periods beginning on or after June 1, 2006.
6      Effective for annual periods beginning on or after November 1, 2006.
7      Effective for annual periods beginning on or after March 1, 2007.
8      Effective for annual periods beginning on or after January 1, 2008.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared under the historical cost basis and in accordance with the Hong Kong Financial Reporting Standards issued by the Hong Kong Institute of Certified Public Accountants.  The significant accounting policies adopted are as follows:

Basis of consolidation

The consolidated financial statement incorporate the financial statements of the Company and its subsidiaries.

The result of subsidiaries acquired and disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal as appropriate.

All significant inter-company transactions, balances, income and expenses are eliminated on consolidation.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods provided in the normal course of business, net of discounts and sales related taxes.

Sales of goods are recognised when goods are delivered.

Interest income from a financial asset is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts the estimated future cash receipts through the expected life of the financial asset to that asset's net carrying amount.

Dividend income is recognised when the shareholder's right to receive payment has been established.

Property, plant and equipment

Property, plant and equipment are stated at cost less subsequent accumulated depreciation and accumulated impairment loss.

Assets held under finance leases are depreciated over their estimated useful lives on the same basis as owned assets or, where shorter, the terms of the relevant leases.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected to rise from the continued use of the asset.  Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the item) is included in the income statement in the year in which the item is derecognised.

Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives and after taking into account of their estimated residual values, using the straight line method.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES - continued

Impairment

At each balance sheet date, the Company reviews the carrying amounts of its assets to determine whether there is any indication that those assets have suffered an impairment loss.  If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount.  An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years.  A reversal of an impairment loss is recognised as income immediately.

Financial instruments

Financial assets and financial liabilities are recognised on the balance sheet when the Company becomes a party to the contractual provisions of the instrument.  Financial assets and financial liabilities are initially measured at fair value.  Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition.  Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognised immediately in profit or loss.

Financial assets

The Company's financial assets are classified into loans and receivables.  All regular way purchases or sales of financial assets are recognised and derecognised on a trade date basis.  Regular way purchases or sales are purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace.  The accounting policies adopted in respect of each category of financial assets are set out below.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.  At each balance sheet date subsequent to initial recognition, loans and receivables (including debtors and bank balances) are carried at amortised cost using the effective interest method, less any identified impairment losses.  An impairment loss is recognised in profit or loss when there is objective evidence that the asset is impaired, and is measured as the difference between the asset's carrying amount and the present value of the estimated future cash flows discounted at the original effective interest rate.  Impairment losses are reversed in subsequent periods when an increase in the asset's recoverable amount can be related objectively to an event occurring after the impairment was recognised, subject to a restriction that the carrying amount of the asset at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES - continued

Financial instruments - continued

Financial assets - continued

Available-for-sale financial assets

Available-for-sale financial assets are non-derivatives that are either designated or not classified as any of the other categories (set out above).  At each balance sheet date subsequent to initial recognition, available-for-sale financial assets are measured at fair value.  Changes in fair value are recognised in equity, until the financial asset is disposed of or is determined to be impaired, at which time, the cumulative gain or loss previously recognised in equity is removed from equity and recognised in profit or loss.  Any impairment loss on available-for-sale financial assets are recognised in profit or loss.  Impairment losses on available-for-sale equity investments will not reverse in subsequent periods.

Financial liabilities and equity

Financial liabilities and equity instruments issued by the Company are classified according to the substance of the contractual arrangements entered into and the definitions of a financial liability and an equity instrument.

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities.  The Company's financial liabilities generally include other financial liabilities.  The accounting policies adopted in respect of financial liabilities and equity instruments are set out below.

Financial liabilities

Financial liabilities including creditors and amount due to Cree, Inc. are subsequently measured at amortised cost, using the effective interest method.

Derecognition

Financial assets are derecognised when the rights to receive cash flows from the assets expire or, the financial assets are transferred and the Company has transferred substantially all the risks and rewards of ownership of the financial assets.  On derecognition of a financial asset, the difference between the asset's carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognised directly in equity is recognised in profit or loss.

Financial liabilities are removed from the Company's balance sheet when, and only when they are extinguished (i.e. when the obligation specified in the relevant contract is discharged, cancelled or expires).  The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES - continued

Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

The Company as lessee

Assets held under finance leases are recognised as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly to profit or loss.

Rentals payable under operating leases are charged to profit or loss on a straight line basis over the term of the relevant lease. Benefits received and receivable as an incentive to enter into an operating lease are recognised as a reduction of rental expense over the lease term on a straight line basis.

Product development expenditure

Expenditure incurred on projects in developing new products, including the respective cost of acquiring the rights to technical know-how for the production of the relevant new products, will be capitalised and deferred only when the project is clearly defined, the expenditure is separately identifiable and there is reasonable certainty that the project is technically feasible and the outcome will be of commercial value.  Product development expenditure which does not meet these criteria is expensed when incurred.

Product development expenditure is amortised, using the straight line method, over its estimated commercial life of five years commencing in the year when the product is put into commercial use.  Where the circumstances which have justified the deferral of the expenditure no longer apply, or are considered doubtful, the expenditure, to the extent to which it is considered to be irrecoverable, will be written off immediately to the income statement.

Royalty prepayment

Royalty prepayment represents the prepayment for the royalty fee.  Royalty prepayment is stated at cost less amortisation and any identified impairment loss.  The cost is amortised, using the straight line method, over its remaining license period commencing in the year when the product is put into commercial use.

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is calculated using the first-in, first-out method.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES - continued

Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the consolidated income statement because it excludes items of income and expense that are taxable or deductible in other years and it further excludes income statement items that are never taxable and deductible.  The Company's liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognised on differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit, and is accounted for using the balance sheet liability method.  Deferred tax liabilities are generally recognised for all taxable temporary differences, and deferred tax assets are recognised to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilised.  Such assets and liabilities are not recognised if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised.  Deferred tax is charged or credited to profit or loss, except when it relates to items charged or credited directly to equity, in which case the deferred tax is also dealt with in equity.

Foreign currencies

In preparing the financial statements of each individual entity, transactions in currencies other than the functional currency of that entity (foreign currencies) are recorded in its functional currency (i.e. the currency of the primary economic environment in which the entity operates) at the rates of exchanges prevailing on the dates of the transactions.  At each balance sheet date, monetary items denominated in foreign currencies are re-translated at the rates prevailing on the balance sheet date.  Non-monetary items carried at fair value that are denominated in foreign currencies are re-translated at the rates prevailing on the date when the fair value was determined.  Non-monetary items that are measured in terms of historical cost in a foreign currency are not re-translated.

Exchange differences arising on the settlement of monetary items, and on the translation of monetary items, are recognised in profit or loss in the period in which they arise.  Exchange differences arising on the re-translation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the re-translation of non-monetary items in respect of which gains and losses are recognised directly in equity, in which cases, the exchange differences are also recognised directly in equity.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

3.	SIGNIFICANT ACCOUNTING POLICIES - continued

Foreign currencies - continued

For the purposes of presenting the consolidated financial statements, the assets and liabilities of the Company's operations outside Hong Kong are translated into the presentation currency of the Company (i.e. Hong Kong dollars) at the rate of exchange prevailing at the balance sheet date, and their income and expenses are translated at the average exchange rates for the year, unless exchange rates fluctuate significantly during the period, in which case, the exchange rates prevailing at the dates of transactions are used.  Exchange differences arising, if any, are recognised as a separate component of equity (the translation reserve).  Such exchange difference are recognised in profit or loss in the period in which the foreign operation is disposed of.

Borrowing costs

All borrowing costs are recognised as and included in financial costs in the consolidated income statement in the period in which they are incurred.

Retirement benefit costs

Payments to the defined contribution retirement benefit plan are charged as expenses as they fall due.

4.	FINANCIAL RISK MANAGEMENT OBJECTIVES AND POLICIES

The Company's major financial instruments are debtors and creditors.  The risks associated with these financial instruments and the policies on how to mitigate these risks are set out below.  The management manages and monitors these exposures to ensure appropriate measures are implemented on a timely and effective manner.

Currency risk

The Company has minimal currency exposure as the majority of all sales are denominated in United States dollars, and Hong Kong dollars is pegged to United States dollars.  Disbursements were mainly in Hong Kong dollars and Renminbi, which are the functional currencies of the relevant subsidiaries.  The management conducts periodical review of exposure and requirements of various currencies, and will consider hedging significant foreign currency exposures should the need arise.

Credit risk

The Company's maximum exposure to credit risk in the event of the counterparties failure to perform their obligations as at March 30, 2007 in relation to each class of recognised financial assets is the carrying amount of those assets as stated in the balance sheet.  In order to minimise the credit risk, the management of the Company has delegated a team responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts.  In addition, the Company reviews the recoverable amount of each individual trade debt at each balance sheet date to ensure that adequate impairment losses are made for irrecoverable amounts.  In this regard, the directors of the Company consider that the Company's credit risk is significantly reduced.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

5.	TURNOVER

An analysis of turnover for the period, for both continuing and discontinued operations, is as follows:

HK$
Continuing operations

LED Lamp	713,265,662

Discontinued operations

LED Module and LED Display (see note 7)	326,219,853

1,039,485,515

6.	TAXATION

	Continuing	Discontinued
	operations	operations	Total
	HK$	HK$	HK$
The charge comprises:

Hong Kong Profits Tax calculated at 17.5% of the estimated assessable profit for the period	26,223,162	3,475,459	29,698,621
Underprovision in prior year	5,906,348	-	5,906,348

	32,129,510	3,475,459	35,604,969

Taxation in jurisdictions outside Hong Kong	8,167,277	431,371	8,598,648
Refund of taxation in jurisdictions outside Hong Kong	(1,361,386)	-	(1,361,386)

	6,805,891	431,371	7,237,262

	38,935,401	3,906,830	42,842,231
Deferred taxation (note 15)	-	(7,141,000)	(7,141,000)

	38,935,401	(3,234,170)	35,701,231

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

6.	TAXATION - continued

A statement of reconciliation of taxation is as follows:

HK$
Profit before taxation
Continuing operations	186,438,032
Discontinued operations	8,669,747

195,107,779

Tax at Hong Kong Profits Tax rate of 17.5%	34,143,861
Tax effect of expenses not deductible for tax purposes	4,983,095
Tax effect of income not taxable for tax purposes	(128,633)
Effect of tax reduction granted to a PRC subsidiary	(2,123,494)
Tax effect of different tax rates of subsidiaries operating in other jurisdictions	(6,682,021)
Underprovision in prior year	5,906,348
Refund of taxation in jurisdictions outside Hong Kong	(1,361,386)
Others	963,461

Taxation for the period	35,701,231

Pursuant to the relevant laws and regulations in the PRC, the subsidiary in Huizhou was entitled to a concessionary tax rate of 10%.

7.	DISCONTINUED OPERATIONS

During the period, the Company disposed its LED Module business and LED Display business (the "Non-LED Lamp business").

The results of the Non-LED Lamp business for the period are as follows:

HK$

Turnover	326,219,853
Cost of sales	(265,624,476)

Gross profit	60,595,377
Other income	1,569,247
Selling expenses	(11,887,141)
Administrative expenses	(29,647,837)
Finance costs	(11,959,899)

Profit before taxation	8,669,747
Taxation credit	3,234,170

Profit for the period	11,903,917

During the period from April 1, 2006 to March 30, 2007, the Non-LED Lamp business contributed  HK$389,093,374 of net operating cash flows of the Company, contributed HK$68,246,179 in respect of investing activities and utilised HK$468,104,011 in respect of financing activities.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

8.	PROFIT FOR THE PERIOD

	Continuing	Discontinued
	operations	operations	Total
	HK$	HK$	HK$
Profit for the period has been arriving
at after charging:

Depreciation on property, plant and equipment:
- owned assets	24,239,049	4,199,530	28,438,579
- assets under finance leases	-	6,893,645	6,893,645

	24,239,049	11,093,175	35,332,224

Staff costs	20,230,946	17,805,272	38,036,218
Retirement benefit scheme contributions	2,351,681	750,824	3,102,505

Total staff costs	22,582,627	18,556,096	41,138,723

Interest on:
- bank and other borrowings wholly repayable within five years	27,380,006	11,239,066	38,619,072
- finance leases	3,276,511	720,833	3,997,344

Total borrowing costs	30,656,517	11,959,899	42,616,416

Allowance for bad debt	585,931	3,060	588,991
Amortisation of product development expenditure	-	6,866,508	6,866,508
Amortisation of royalty prepayment	-	1,800,000	1,800,000
Auditors' remuneration	2,796,883	-	2,796,883
Loss on disposal of property, plant and equipment	374,217	298,756	672,973
Loss on liquidation/disposal of subsidiaries	-	375,049	375,049
Management fee paid to COTCO Holdings Limited in respect of providing technical staff for research and development and administrative services	27,106,143	16,453,857	43,560,000
Minimum lease payments under operating leases in respect of rented premises	3,031,167	2,309,383	5,340,550

and after crediting:

Interest income on bank deposits	940,338	660,626	1,600,964
Gain on disposal of available-for-sale investments	-	794,810	794,810

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

9.	PROPERTY, PLANT AND EQUIPMENT

		Furniture,
		fixtures
	Demonstration	and office	Leasehold	Motor	Plant and	Construction
	equipment	equipment	improvements	vehicles	machinery	in progress	Total
	HK$	HK$	HK$	HK$	HK$	HK$	HK$
COST
At April 1, 2006	14,182,063	28,642,133	37,658,723	1,385,538	202,630,308	5,367	284,504,132
Currency realignment	-	829,192	484,929	33,163	1,831,792	215	3,179,291
Additions	129,080	7,363,242	24,653,187	420,330	118,151,556	2,093,122	152,810,517
Disposals	-	(2,483,903)	(3,183,577)	(656,292)	(4,515,327)	-	(10,839,099)
Disposals of subsidiaries	-	(72,723)	(2,030,877)	-	-	-	(2,103,600)
Transfer (to) from COTCO Holdings Limited	(723,434)	595,511	2,676,500	998,915	-	-	3,547,492
Transfer to a subsidiary of COTCO Holdings Limited	(13,458,629)	(10,414,546)	(22,229,585)	(149,810)	(70,805,967)	-	(117,058,537)
Transfer	-	-	-	-	89,732	(89,732)	-

At March 30, 2007	129,080	24,458,906	38,029,300	2,031,844	247,382,094	2,008,972	314,040,196

DEPRECIATION
At April 1, 2006	11,341,472	21,666,950	20,223,122	792,922	66,410,983	-	120,435,449
Currency realignment	-	568,410	238,167	12,705	523,184	-	1,342,466
Provided for the period	2,177,349	4,033,582	6,396,437	151,413	22,573,443	-	35,332,224
Eliminated on disposals	-	(2,290,461)	(3,138,534)	(596,121)	(4,027,103)	-	(10,052,219)
Eliminated upon disposals of subsidiaries	-	(56,578)	(1,180,119)	-	-	-	(1,236,697)
Transfer (to) COTCO Holdings Limited	(361,717)	203,573	1,135,300	299,257	-	-	1,276,413
Transfer to a subsidiary of COTCO Holdings Limited	(13,145,888)	(5,808,641)	(11,034,725)	(79,898)	(27,166,953)	-	(57,236,105)

At March 30, 2007	11,216	18,316,835	12,639,648	580,278	58,313,554	-	89,861,531

CARRYING AMOUNTS
At March 30, 2007	117,864	6,142,071	25,389,652	1,451,566	189,068,540	2,008,972	224,178,665

Depreciation is provided to write off the cost of property, plant and equipment over their estimated useful lives, using the straight line method, at the following rates per annum:

Demonstration equipment	20% - 33 1/3%
Furniture, fixtures and office equipment	10% - 25%
Leasehold improvements	20%
Motor vehicles	20%
Plant and machinery	10% - 25%

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

10.	ROYALTY PREPAYMENT

HK$
COST
At April 1, 2006	10,000,000
Transfer to COTCO Holdings Limited	(10,000,000)

At March 30, 2007	-

AMORTISATION
At April 1, 2006	6,200,000
Charge for the period	1,800,000
Eliminated on transfer to COTCO Holdings Limited	(8,000,000)

At March 30, 2007	-

NET BOOK VALUE
At March 30, 2007	-

The Company entered into a licensing agreement with a third party and paid a royalty fee of HK$10 million in the year ended March 31, 2003.  The licensing agreement entitled the Company to manufacture and sell Pseudofilament Miniature light bulb (the "Product") for a period of five years and the Company was required to pay an additional annual royalty fee of 3% based on the sales of the Product on top of the royalty prepayment.  During the period, the Company transferred the royalty prepayment to COTCO Holdings Limited at net book value, as the Company no longer has the right to manufacture and sell the product after December 31, 2006.

11.	PRODUCT DEVELOPMENT EXPENDITURE

HK$
COST
At April 1, 2006	93,412,821
Additions	4,003,500
Transfer to COTCO Holdings Limited	(39,054,933)
Transfer to a subsidiary of COTCO Holdings Limited	(58,361,388)

At March 30, 2007	-

AMORTISATION
At April 1, 2006	71,208,938
Provided for the period	6,866,508
Eliminated on transfer to COTCO Holdings Limited	(29,212,202)
Eliminated on transfer to a subsidiary of COTCO Holdings Limited	(48,863,244)

At March 30, 2007	-

NET BOOK VALUE
At March 30, 2007	-

At March 31, 2006, product development expenditure included a cumulative amount of HK$1,141,319 in respect of operating lease rentals paid for rented premises.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

12.	INVENTORIES

HK$

Raw materials	51,853,573
Work in progress	26,219,936
Finished goods	58,807,411

136,880,920

13.	FINANCIAL ASSETS

The directors consider the carrying amounts of debtors and bank balances approximate to their fair values.

The fair value of financial assets are determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

14.	OTHER FINANCIAL LIABILITIES

The directors consider the carrying amounts of creditors and amount due to Cree, Inc. approximate to their fair values.

The fair value of other financial liabilities are determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

15.	DEFERRED TAXATION

The following are the major deferred tax liabilities and assets recognised and movements thereon during the current and prior reporting periods:

	Accelerated	Product
	tax	development
	depreciation	expenditure	Total
	HK$	HK$	HK$

At April 1, 2006	5,198,000	1,943,000	7,141,000
Credit to income statement
for the period (note 6)	(5,198,000)	(1,943,000)	(7,141,000)

At March 30, 2007	-	-	-

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

16.	SHARE CAPITAL

HK$
Authorised, issued and fully paid:
2,000,000 ordinary shares of HK$10 each	20,000,000

There were no changes in the authorised, issued and fully paid share capital in the period.

17.	LIQUIDATION/DISPOSAL OF SUBSIDIARIES

HK$
Net assets realised/disposed of:

Property, plant and equipment	866,903
Other receivable	243,898
Bank balances and cash	2,158

1,112,959
Release of translation reserve	(737,910)
Loss on liquidation/disposal of subsidiaries	(375,049)

-

Satisfied by cash consideration received, net	-

Net cash outflow arising on liquidation/disposal:

Bank balances and cash disposed of	(2,158)

The subsidiaries liquidated/disposed of during the period ended March 30, 2007 did not have any significant impact on the Company's turnover and profit.

18.	MAJOR NON-CASH TRANSACTIONS

During the period, the Company entered into finance lease arrangements in respect of property, plant and equipment with a total capital value of HK$21,740,870 at the inception of the leases.

During the period, the Company transferred property, plant and equipment, royalty prepayment and product development expenditure to COTCO Holdings Limited and a subsidiary of COTCO Holdings Limited.  Further details of the transfer are set out in note 20.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

19.	OPERATING LEASE COMMITMENTS

At March 30, 2007, the Company had commitments for future minimum lease payments under non-cancellable operating leases in respect of rented premises which fall due as follows:

HK$

Within one year	1,272,384
In the second to fifth years
inclusive	589,683

1,862,067

Leases are negotiated for an average term of not more than 2 years.

20.	RELATED PARTY TRANSACTIONS

During the period, the Company entered into the following transactions with related parties:

HK$
Purchase of raw materials from
- GP Precision Parts (Huizhou) Limited	325,163
- GP Auto Parts Limited	1,763,590

2,088,753

Management fee paid to COTCO Holdings Limited	43,560,000

Transfer of property, plant and equipment from
COTCO Holdings Limited	2,632,796

Transfer of property, plant and equipment to
- COTCO Holdings Limited	361,717
- a subsidiary of COTCO Holdings Limited	59,822,432

60,184,149

Transfer of royalty prepayment to COTCO Holdings Limited	2,000,000

Transfer of product development expenditure to
- COTCO Holdings Limited	9,842,731
- a subsidiary of COTCO Holdings Limited	9,498,144

19,340,875

Sales of products to a subsidiary of COTCO Holdings Limited	20,572,969

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

21.	SUMMARY OF DIFFERENCES BETWEEN HKFRSs (HONG KONG GAAP) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("U.S. GAAP")

The Company's consolidated financial statements are prepared in accordance with Hong Kong GAAP, which differs in certain significant respects from U.S. GAAP.  Differences between Hong Kong GAAP and U.S.  GAAP that have significant effects on the Company's net income and shareholders' equity relate principally to the accounting treatment of property, plant and equipment residual values and capitalisation of development costs.  The following footnotes describe the differences in the application of U.S. GAAP to the Company's results for the period ended March 30, 2007.

A – PROPERTY, PLANT AND EQUIPMENT RESIDUAL VALUES

Under Hong Kong GAAP, an estimate of an asset's residual value is based on the amount recoverable from disposal using prices prevailing at the date of the estimate for the sale of a similar asset that has reached the end of its useful life and has operated under conditions similar to those in which the asset will be used.  The residual value is reviewed at least at each financial year end.  A change in the asset's residual value is accounted for as a change in an accounting estimate.  Under U.S. GAAP, the residual value is generally the discounted present value of expected proceeds on future disposal.  Accordingly, the Company recalculated the depreciation expense related to this difference, which resulted in a decrease to the carrying value of property, plant and equipment of HK$6,409,614 of which HK$2,059,413 relates to the period from April 1, 2006 to March 30, 2007 and HK$4,350,201 relates to prior periods.  There is a related HK$640,961 tax adjustment estimated using the Company's current effective PRC tax rate of 10%.

B - CAPITALISATION OF DEVELOPMENT COSTS

According to Hong Kong GAAP, expenditure incurred on projects in developing new products, including the respective cost of acquiring the rights to technical know-how for the production of the relevant new products in developing new products, will be capitalised after the products have reached a certain degree of technological and commercial feasibility.  Capitalisation ceases and amortisation begins when the product is put into commercial use.  Historically, the Company had capitalised development costs associated with the business reported as discontinued operations in the March 30, 2007 financial statements and amortised these costs over a five year period.  Under U.S.  GAAP, these costs are classified as research and development costs and expensed as incurred.   The related GAAP difference for the period from April 1, 2006 to March 30, 2007 was an increase to net income from discontinued operations of HK$2,361,982, net of related income tax expense of HK$501,026, and a corresponding decrease of the same amount in opening accumulated profits for fiscal 2007.   The related tax adjustment was estimated using the Company's current Hong Kong rate of 17.5%.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

21.	SUMMARY OF DIFFERENCES BETWEEN HKFRSs (HONG KONG GAAP) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("U.S. GAAP") - continued

Consolidated statement of income
For the period from April 1, 2006 to March 30, 2007
	As stated
	under	U.S. GAAP		As adjusted
	Hong Kong	Reconciling		under U.S.
	GAAP	items	Notes	GAAP
	HK$	HK$		HK$
Continuing operations
Turnover	713,265,662	-		713,265,662
Cost of sales	(447,065,542)	(2,059,413)	A	(449,124,955)

Gross profit	266,200,120	(2,059,413)		264,140,707
Other income	1,739,716	-		1,739,716
Selling expenses	(9,260,679)	-		(9,260,679)
Administrative expenses	(41,584,608)	-		(41,584,608)
Finance costs	(30,656,517)	-		(30,656,517)

Profit before taxation	186,438,032	(2,059,413)		184,378,619
Taxation	(38,935,401)	640,961	A	(38,294,440)

Profit for the period from continuing operations	147,502,631	(1,418,452)		146,084,179

Discontinued operations
Profit for the period from discontinued operations	11,903,917	2,361,982	B	14,265,899

Profit for the period	159,406,548	943,530		160,350,078

Consolidated statement of changes in equity
At March 30, 2007
	Note	March 30, 2007
		HK$
Shareholders' equity
As stated under Hong Kong GAAP		402,178,622
U.S. GAAP reconciling items:
Property, plant and equipment residual values	A	(5,768,653)

Shareholders' equity under U.S. GAAP		396,409,969

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

21.	SUMMARY OF DIFFERENCES BETWEEN HKFRSs (HONG KONG GAAP) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("U.S. GAAP") - continued

Consolidated balance sheet
At March 30, 2007
	As stated
	under	U.S. GAAP		As adjusted
	Hong Kong	Reconciling		under U.S.
	GAAP	items	Notes	GAAP
	HK$	HK$		HK$
Non-current assets
Property, plant and equipment	224,178,665	(6,409,614)	A	217,769,051
Deferred taxation assets	-	640,961	A	640,961

	224,178,665	(5,768,053)		218,410,012
Current assets
Inventories	136,880,920	-		136,880,920
Debtors, deposits and prepayments	160,934,059	-		160,934,059
Bank balances and cash	8,674,983	-		8,674,983

	306,489,962	-		306,489,962

Total assets	530,668,627	(5,768,653)		524,899,974

Current Liabilities
Creditors and accrued charges	84,926,588	-		84,926,588
Amounts due to Cree, Inc.	6,641,108	-		6,641,108
Taxation payable	36,922,309	-		36,922,309

	128,490,005	-		128,490,005
Non-current liabilities
Shareholders' equity
Share capital	20,000,000	-		20,000,000
Reserves	382,178,622	(5,768,653)	A	376,409,969

Total shareholders' equity	402,178,622	(5,768,653)		396,409,969

Total liabilities and shareholders' equity	530,668,627	(5,768,653)		524,899,974

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

21.	SUMMARY OF DIFFERENCES BETWEEN HKFRSs (HONG KONG GAAP) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("U.S. GAAP") - continued

Presentational differences

Statement of comprehensive income

The comprehensive income of the Company, disclosed in accordance with SFAS No. 130, "Reporting Comprehensive Income", is set out as follows:

Amounts in HK$

Profit for the year under Hong Kong GAAP	159,406,548
Net income effect from U.S. GAAP reconciling items	943,530
Foreign currency translation adjustments	6,821,838

Comprehensive income	167,171,916

Details of effect of recent accounting pronouncements in the US GAAP

In February 2006, the Financial Accounting Standard Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140".  This statement is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company will adopt SFAS No.155 in fiscal 2008.  The Company has not determined the impact, if any, of SFAS No.155 on its financial position, results of operations and cash flows.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48").  FIN 48 clarifies the accounting for uncertainty in income taxes recognised in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes".  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 will be effective for the Company beginning in fiscal year 2008.  The Company is currently evaluating the interpretation to determine the effect on its consolidated financial statements and related disclosures.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement" ("SFAS 157").  SFAS 157 addresses standardising the measurement of fair value for companies that are required to use a fair value measure for recognition or disclosure purposes.  The FASB defines fair value as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measure date.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the impact, if any, of SFAS 157 on its financial position, results of operations and cash flows.

COTCO LUMINANT DEVICE LIMITED 華剛光電零件有限公司

21.	SUMMARY OF DIFFERENCES BETWEEN HKFRSs (HONG KONG GAAP) AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA ("U.S. GAAP") - continued

Presentational differences - continued

Details of effect of recent accounting pronouncements in the US GAAP - continued

In September 2006, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108").  SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  The SEC Staff believes that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.  SAB 108 is effective for fiscal years ending after November 15, 2006.  The Company did not have any material impact on the adoption of SAB 108 on its consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159") which permits entities to choose to measure many financial instrument and certain other items at fair value that are not currently required to be measured at fair value.  SFAS No. 159 will be effective for the Company on July 1, 2008.  The Company is currently evaluating the impact of adopting SFAS No. 159 on its consolidated financial position, cash flows, and results of operations.